Macy’s, Inc. Announces Three-Year Polaris Strategy to Stabilize Profitability and Position the Company for Growth

•	Provides preliminary 4Q and full-year 2019 sales results, narrows annual EPS guidance to upper end of range; provides 2020 guidance and three-year financial targets

•
Begins a reset of fixed cost base to stabilize and then grow profitability and cash flows; expects annual gross cost savings of $1.5 billion to be fully realized by year-end 2022, with $600 million gross cost savings achieved in 2020

•	Prepares to launch next phase of successful Macy’s Star Rewards loyalty program

•	Lays out plans to build four $1 billion power private brands

•	Optimizes store portfolio by continuing the Growth treatment of stores in best malls, closing approximately 125 stores in lower tier malls within three years, and exploring new off-mall formats

•	Establishes single corporate headquarters and relocates digital business to New York City, the heart of the fashion industry

NEW YORK-February 4, 2020 -Macy’s, Inc. (NYSE: M) today announced an updated strategy and three-year plan designed to stabilize profitability and position the company for growth.

“We have a clear vision of where Macy’s, Inc. and our brands, Macy’s, Bloomingdale’s and Bluemercury, fit into retail today. We are confident in our Polaris strategy, and we have the resources required to return Macy’s, Inc. to sustainable, profitable growth,” said Jeff Gennette, chairman and chief executive officer of Macy’s, Inc. “We will focus our resources on the healthy parts of our business, directly address the unhealthy parts of the business and explore new revenue streams. Over the past three years, we have shown we can grow the top-line; however, we have significant work to do to improve the bottom-line. We are confident the strategy we are announcing today will allow us to stabilize margin in 2020 and set the foundation for sustainable, profitable growth.”

“We are taking the organization through significant structural change to lower costs, bring teams closer together and reduce duplicative work. This will be a tough week for our team as we say goodbye to great colleagues and good friends. The changes we are making are deep and impact every area of the business, but they are necessary. I know we will come out of this transition stronger, more agile and better fit to compete in today’s retail environment,” continued Gennette.

The five major components of the Polaris strategy are outlined below.

Strengthen Customer Relationships

The company is focusing on building customer lifetime value, accelerating personalization and monetization programs and expanding its loyalty program. This includes the launch of the next phase of its already successful Macy’s Star Rewards Loyalty program later this month. Loyalty 3.0 is expected to increase the engagement of occasional Macy’s customers and to bring new customers into the brand.
Curate Quality Fashion

Customers come to Macy’s for a compelling curation of the latest trends, exclusive products and the best brands at great value. Macy’s is driving disciplined merchandise product category roles to be the top destination for the best brands, while balancing sales and margin. As part of the merchandising strategy, the company is committed to a more focused approach to its higher-margin private brands business with plans to build four $1 billion brands.

Accelerate Digital Growth

The company has a scaled and growing digital business across its brands that generates more than $6 billion per year in sales. Macys.com contributes to overall operating profit, and the company will continue to invest in its websites and mobile apps to deliver a superior fashion experience, accelerate growth and further strengthen profitability.
The macys.com headquarters will relocate from San Francisco to New York City, the heart of the fashion industry. This will allow for better coordination and increased collaboration and better access to Macy’s brand partners. The company will also expand its presence in the Atlanta area, which will serve as the primary technology hub for the company. This includes adding positions to its current Johns Creek, GA, facility, as well as opening an office in Atlanta.
Optimize Store Portfolio
Store Closures and Staffing
The company completed a rigorous evaluation of Macy’s store portfolio. This included a store-level assessment of each store’s overall value to the fleet, including predicted profitability based on consumer trends and demographics. As a result, Macy’s plans to close approximately 125 of its least productive stores over the next three years, including approximately 30 stores that are in the process of closure now. These approximately 125 stores currently account for approximately $1.4 billion in annual sales.

Across the remaining store fleet, the company is adjusting its staffing with reductions in some stores and increases in others.

The updated stores strategy better serves today’s shopper who expects a consistent experience whenever and wherever they encounter the Macy’s brand.
“Our customers expect convenience and a tailored experience across all channels. We have an opportunity to build a broader yet integrated Macy’s experience within a metropolitan area by investing in our magnet stores, building freestanding Backstage locations and testing new, off-mall store formats,” said Gennette. “The more convenient, brand-right touchpoints we have, the greater loyalty and engagement we engender. This will enable us to grow with the next generation of American shoppers.”

Growth Treatment
Macy’s will expand its Growth treatment to the remaining store portfolio, including upgrading an additional 100 stores in 2020. The Growth treatment includes improvements to the physical store, as well as investments in merchandising strategies, technology improvements, talent and local marketing. To date, this treatment has been applied to 150 stores, which account for approximately 50% of 2019 total stores’ sales. These stores continue to outperform the balance of the fleet.
Off-Price Expansion
Macy’s, Inc.’s off-price offerings, Backstage and Bloomingdale’s The Outlet, have been a highlight of the company’s performance. Macy’s will continue to expand Macy’s Backstage over the next three years. In 2020, the company plans to open an additional 50 Backstage store-within-store locations and 7 additional freestanding, off-mall Backstage stores.

New Store Format
The company is also testing a new store format, Market by Macy’s1. This new format is smaller than an average Macy’s store and will be located off-mall in lifestyle centers. Market by Macy’s will feature a mix of curated Macy’s merchandise and local goods, as well as local food and beverage options and a robust community events calendar. The company will open its first Market by Macy’s in Dallas on February 6, 2020.

1In 2018, the company launched ‘Market@Macy’s’ a retail-as-a-service (RAAS) concept with dedicated space in 13 stores. In 2020, the company will be rebranding RAAS and incorporating it into the storewide category merchandising strategy.

Supply Chain Modernization
The company is further reshaping its supply chain to support omnichannel customer behavior and the company’s new retail ecosystem. The company is implementing a new private brand sourcing strategy that is expected to reduce costs and improve speed. Additionally, the company is redesigning its fulfillment network, which is expected to improve inventory productivity through increased sell throughs and lower markdown rates.

Reset Cost Base

Corporate Organizational Changes
Macy’s, Inc. is streamlining its organization with a net reduction in its corporate and support function headcount of 9%, or approximately 2,000 positions.

The company also today announced several changes to the senior management team, effective January 31, 2020:

•	John Harper, formerly chief stores officer, has assumed the role of chief operations officer with expanded responsibility for stores, technology, supply chain and brand experience.

•	Marc Mastronardi is now chief stores officer, reporting to Harper. Mastronardi was most recently senior vice president of store operations and customer experience.

•	Danielle Kirgan, chief human resources officer, is taking on an expanded role as chief transformation and human resources officer. She will lead the company's transformation work.

Campus Consolidation
New York City will become the company’s sole corporate headquarters.
The company will be closing its San Francisco, downtown Cincinnati and Lorain, OH offices. The company will also close its Tempe, AZ customer contact center and consolidate customer service work into its Mason, OH and Clearwater, FL facilities.
The company is increasing colleague populations in its Mason, OH location and its Progress Place facility in Springdale, OH.
Financial Impact
Beginning in 2020, the company expects the Polaris strategy to generate annual gross savings of approximately $1.5 billion, which will be fully realized by year-end 2022. For 2020, the company anticipates gross savings of approximately $600 million, some of which will flow to the bottom line in order to stabilize operating margin. The company expects to invest some savings back into the business, with a focus on the Growth treatment, Backstage, off-mall expansion and continued improvements to the digital business, as well as technology investment focused on analytics and automation that will drive further productivity improvements.
The company currently anticipates total costs related to Polaris of approximately $450 million to $490 million, the majority of which will be recorded in 2019. Approximately $270 million to $290 million of these costs will be cash.
Preliminary Fourth Quarter and Full-Year 2019 Sales Results

The company also reported preliminary sales results for its fourth quarter and full-year 2019 performance. Additionally, the company anticipates its full-year 2019 earnings per share to be near the upper end of the previously guided range.

	Estimated Fourth Quarter	Estimated Fiscal 2019
Net Sales (in billions)	$8.3	$24.5
Comparable Sales
Owned	(0.6)%	(0.8)%
Owned plus licensed	(0.5)%	(0.7)%

2020 Guidance

Macy's, Inc. is providing the following annual guidance for 2020. 2020 will be a transition year as the company makes significant structural changes to its operations. The company anticipates negative comparable sales in 2020 due to the trajectory of the business over the past six months, anticipation of continued challenges in mall-based retail and disruption from the implementation of the Polaris strategy. The company also anticipates net sales to decline due to store closures.

Fiscal 2020
Net Sales (in billions)	$23.6 to $23.9
Comparable Sales
Owned	Approximately 40 basis points better than owned plus licensed
Owned plus licensed	(2.5)% to (1.5)%
Adjusted diluted earnings per share	$2.45 to $2.65
Adjusted diluted earnings per share, excluding asset sale gains	$2.20 to $2.40

Three-Year Financial Plan

The company is also providing approximate three-year financial targets:

Fiscal 2022
Net Sales (in billions)	$23.2 to $23.9
Comparable Sales (CAGR)
Owned	Approximately 20 basis points better than owned plus licensed
Owned plus licensed	(1.0)% to flat
Adjusted diluted earnings per share	$2.50 to $3.00

Investor Day
Macy’s, Inc. will host an Investor Day at 8:00 a.m. ET tomorrow, Wednesday, February 5, 2020. A webcast of the event, along with the associated presentation, will be accessible to the media and general public via the company's investor relations website, www.macysinc.com. Please note, in alignment with the company’s sustainability goal to reduce paper use, printed copies of the presentation will not be available at the event.
Fourth Quarter 2019 and Full-Year 2019 Earnings
Macy’s, Inc. is scheduled to report fourth quarter sales and earnings on February 25, 2020. Additional detail on financial performance will be provided at that time. The company will webcast a call with financial analysts and investors that day at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, will be accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-800-458-4121, passcode 5793262. A replay of the conference call and slides can be accessed on the website or by calling 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.

Important Information Regarding Financial Measures

Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

About Macy’s, Inc.
Macy’s, Inc. is one of the nation’s premier retailers, with fiscal 2018 sales of $24.971 billion. The company comprises three powerful retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s, Inc. is headquartered in New York, New York. For more information, please visit www.macysinc.com.
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this press release because of a variety of factors, including the possible invalidity of the underlying beliefs and assumptions; Macy’s ability to successfully implement its Polaris strategy, including the ability to realize the anticipated benefits within the expected timeframe or at all; the success of Macy’s operational decisions, such as product sourcing, merchandise mix and pricing, and marketing, and strategic initiatives, such as Growth stores, Backstage on-mall off-price business, and vendor direct expansion; general consumer-spending levels, including the impact of general economic conditions, consumer disposable income levels, consumer confidence levels, the availability, cost and level of consumer debt, the costs of basic necessities and other goods and the effects of the weather or natural disasters; competitive pressures from department and specialty stores, general merchandise stores, manufacturers’ outlets, off-price and discount stores, and all other retail channels, including the Internet, catalogs and television; Macy’s ability to remain competitive and relevant as consumers’ shopping behaviors migrate to other shopping channels and to maintain its brand and reputation; possible systems failures and/or security breaches, including any security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, or the failure to comply with various laws applicable to Macy’s in the event of such a breach; the cost of employee benefits as well as attracting and retaining quality employees; transactions and strategy involving Macy’s real estate portfolio; the seasonal nature of Macy’s business; conditions to, or changes in the timing of, proposed transactions, and changes in expected synergies, cost savings and non-recurring charges; the potential for the incurrence of charges in connection with the impairment of intangible assets, including goodwill; possible changes or developments in social, economic, business, industry, market, legal, and regulatory circumstances and conditions; possible actions taken or omitted to be taken by third parties, including customers, suppliers, business partners, competitors and legislative, regulatory, judicial and other governmental authorities and officials; changes in relationships with vendors and other product and service providers; currency, interest and exchange rates and other capital market, economic and geo-political conditions; unstable political conditions, civil unrest, terrorist activities and armed conflicts; the possible inability of Macy’s manufacturers or transporters to deliver products in a timely manner or meet Macy’s quality standards; Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional health pandemics, and regional political and economic conditions; duties, taxes, other charges and quotas on imports; and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Media - Blair Rosenberg
646-429-6032
media@macys.com

Investors - Mike McGuire
513-579-7780
investors@macys.com

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned plus licensed basis, which includes adjusting for growth in comparable sales of departments licensed to third parties, assists in evaluating the company's ability to generate sales growth, whether through owned businesses or departments licensed to third parties, and in evaluating the impact of changes in the manner in which certain departments are operated. In addition, management believes that excluding certain items from diluted earnings per share attributable to Macy's, Inc. shareholders that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.

The reconciliation of the forward-looking non-GAAP financial measure of changes in comparable sales on an owned plus licensed basis to GAAP comparable sales (i.e., on an owned basis) is in the same manner as illustrated below, except that the impact of growth in comparable sales of departments licensed to third parties is the only reconciling item. In addition, the company does not provide the most directly comparable forward-looking GAAP measure of diluted earnings per share attributable to Macy’s, Inc. shareholders excluding certain items because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.

Important Information Regarding Non-GAAP Financial Measures

Estimated Changes in Comparable Sales

	13 Weeks Ended February 1, 2020	52 Weeks Ended February 1, 2020

Decrease in comparable sales on an owned basis (Note 1)	(0.6)%	(0.8)%

Comparable sales growth impact of departments licensed to third parties (Note 2)	0.1%	0.1%

Decrease in comparable sales on an owned plus licensed basis	(0.5)%	(0.7)%

(1)
Represents the period-to-period percentage change in net sales from stores in operation throughout the year presented and the immediately preceding year and all online sales, excluding commissions from departments licensed to third parties. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.

(2)
Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales in the calculation of comparable sales. The company licenses third parties to operate certain departments in its stores and online and receives commissions from these third parties based on a percentage of their net sales. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties) in its net sales. The company does not, however, include any amounts in respect of licensed department sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties are not material to its net sales for the periods presented.